UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 31, 2013

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Boulevard

San Diego, California 92123

(Address of Principal Executive Offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement and Item 1.02 Termination of a Material Definitive Agreement

On October 31, 2013, we entered into a credit agreement, as borrower, with lenders, including Union Bank, N.A., as administrative agent, joint lead arranger, swing line lender and letters of credit issuer, and HSBC Bank USA, National Association, as syndication agent and joint lead arranger. Our obligations under the credit agreement are guaranteed by ResMed Corp. and ResMed Motor Technologies Inc., two of our U.S. subsidiaries.

The credit agreement provides a $700 million senior unsecured five-year revolving credit facility, with an uncommitted option to increase the credit facility by an additional $300 million. The credit facility also includes a $25 million sublimit for letters of credit. The credit facility terminates on October 31, 2018, when all unpaid principal and interest under the loans must be repaid. The outstanding principal amount due under the credit facility will bear interest at a rate equal to LIBOR plus 1.0% to 2.0% (depending on the then-applicable leverage ratio). An applicable commitment fee of 0.15% to 0.25% (depending on the then-applicable leverage ratio) applies on the unused portion of the credit facility.

When we entered into the credit agreement, we used a portion of the proceeds from the initial funding of the credit facility to repay the outstanding balance under our previously existing revolving credit facility with Union Bank, N.A and other lenders. On that repayment, the previously-existing credit agreement, dated as of February 10, 2011, between us and lenders (including Union Bank, N.A., as administrative agent, swing line lender and L/C Issuer, HSBC Bank USA, National Association, as syndication agent and Union Bank, N.A., HSBC Bank USA, National Association, Commonwealth Bank of Australia and Wells Fargo Bank), was terminated and the commitments under that previously existing credit agreement were also terminated.

Our obligations under the new credit agreement are unsecured. The credit agreement contains customary covenants, including certain financial covenants and an obligation that we maintain certain financial ratios, including a maximum leverage ratio of funded debt to EBITDA (as defined in the credit agreement) and an interest coverage ratio. The entire principal amount of the credit facility and any accrued but unpaid interest may be declared immediately due and payable if an event of default occurs, as defined in the credit agreement. Events of default under the credit agreement include failure to make payments when due, the occurrence of a default in the performance of any covenants in the credit agreement or related documents, or certain changes of control of ResMed Inc., ResMed Corp., ResMed Motor Technologies Inc., ResMed Limited, ResMed Holdings Ltd/LLC or ResMed EAP Holdings LLC.

Copies of the credit agreement and unconditional guaranty are attached as exhibits to this report, and the foregoing summary is qualified by reference to the full documents.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated here by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.1	Credit Agreement, dated as of October 31, 2013, among ResMed Inc., the lenders Union Bank, N.A., as administrative agent, joint lead arranger, swing line lender and letters of credit issuer and HSBC Bank USA, National Association, as syndication agent and joint lead arranger.

10.2	Unconditional Guaranty entered into as of October 31, 2013, by each of ResMed Corp. and ResMed Motor Technologies Inc., in favor of Union Bank, N.A., as administrative agent.

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: November 5, 2013	RESMED INC.

	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Chief administrative officer, global general counsel and secretary